EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192051 on Form S-3 and Registration Statement No. 333-185744 on Form S-8 of our report dated March 6, 2014, relating to the 2013 financial statements of JAVELIN Mortgage Investment Corp. appearing in this Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
March 6, 2014